MILK BOTTLE CARDS, INC. EFFECTS FORWARD STOCK SPLIT AND FILES DEFINITIVE INFORMATION STATEMENT WITH SEC

Vancouver, British Columbia - January 2, 2008 - Milk Bottle Cards, Inc. (OTCBB: MBTL) announced that it has effected a 17.5-for-1 forward stock split of its outstanding shares of common stock. The record date for the stock split was December 27, 2007, and the pay date was December 28, 2007. New stock certificates reflecting the stock split were issued to the holders of the company’s common stock on the pay date.

In addition, on January 2, 2008, the company filed a definitive Information Statement with the Securities and Exchange Commission. The Information Statement provided notice regarding the approval by the holder of a majority of the company’s outstanding shares of common stock of the following: (1) an amendment of its articles of incorporation to (i) authorize a class of blank check preferred stock, (ii) provide for indemnification of its directors, officers, employees, and agents by the company to the extent permitted by the laws of the State of Nevada, (iii) eliminate any liability of its directors to the extent permitted by the laws of the State of Nevada, and (iv) decrease the number of its authorized shares of common stock resulting from its increase in connection with the stock split; (2) the adoption of a stock incentive plan; and (3) the election of two additional members to the company’s Board of Directors.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.